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                                                                    EXHIBIT 11.1

                  GROW BIZ INTERNATIONAL, INC. AND SUBSIDIARY

                 Statement of Computation of Per Share Earnings


                                                                              Fiscal Year Ended
                                                       ------------------------------------------------------------
                                                           December 30,          December 25,          December 26,
                                                               2000                  1999                  1998
                                                       ------------------------------------------------------------

 Net Income (loss)                                          $ (350,700)          $(8,589,300)           $7,243,800
                                                            ==========           ===========            ==========

 Weighted average shares outstanding - Basic                 5,382,200             5,205,900             5,664,000
 Dilutive effect of stock options after
 application of the treasury stock method                            -                     -               168,700
                                                            ----------           -----------            ----------
 Weighted average shares outstanding - Dilutive              5,382,200             5,205,900             5,832,700
                                                            ==========           ===========            ==========

 Net income (loss) per common share - Basic                 $     (.07)          $     (1.65)           $     1.28
                                                            ==========           ===========            ==========
 Net income (loss) per common share - Dilutive              $     (.07)          $     (1.65)           $     1.24
                                                            ==========           ===========            ==========